                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 1

                                   ----------

                                 GADZOOKS, INC.
             (Exact name of registrant as specified in its charter)

                  TEXAS                                     74-2261048
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)

       4121 INTERNATIONAL PARKWAY                             75007
            CARROLLTON, TEXAS                               (Zip Code)
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to
General Instruction A(c) please check the following box                     [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A(d) please check the following box                             [X]

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED

         On September 4, 1998, Gadzooks, Inc., a Texas corporation (the "Company"), filed a Registration Statement on Form 8-A registering Preferred Share Purchase Rights pursuant to a Rights Agreement dated as of September 3, 1998 entered into by and between the Company and Mellon Investor Services, L.L.C., as successor to ChaseMellon Investor Services, L.L.C., as rights agent (the "Rights Agreement"). Effective October 7, 2003, the Company and the rights agent entered into a First Amendment to Rights Agreement (the "First Amendment"). Pursuant to the First Amendment, the definition of "Acquiring Person" defined in Section 1(a) of the Rights Agreement has been amended by inserting the following sentence immediately after the second sentence of such definition:

         Notwithstanding the foregoing, neither the Liberty Wanger Group nor any member thereof shall be an Acquiring Person unless and until the Liberty Wanger Group or any one or more members thereof becomes the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding. For purposes hereof, "Liberty Wanger Group" means Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust and their respective Affiliates and Associates.

         The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of (a) the Rights Agreement, which is incorporated herein by reference and (b) the First Amendment, which is attached hereto as Exhibit 2 and incorporated herein by reference.

ITEM 2. EXHIBITS

1 Rights Agreement dated as of September 3, 1998 between the Company and Mellon Investor Services, L.L.C. (as successor to ChaseMellon Investor Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company's Form 8-A filed with the Securities and Exchange Commission on September 4, 1998 and incorporated herein by reference).

2* First Amendment to the Rights Agreement dated October 7, 2003, by and between the Company and Mellon Investor Services, L.L.C.


---------------
*Filed herewith.

                            [Signature Page Follows]

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        GADZOOKS, INC.


                                        By:      /s/ James A. Motley
                                               ---------------------------------
                                        Name:  James A. Motley
                                        Title: Vice President, Chief Financial
                                               Officer and Secretary


Dated: October 16, 2003

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

1        Rights Agreement dated as of September 3, 1998 between the Company and
         Mellon Investor Services, L.L.C. (as successor to ChaseMellon Investor
         Services, L.L.C.), which includes the form of statement of resolutions setting forth the terms of the Junior Participating Preferred Stock, Series A, par value $1.00 per share, as Exhibit A, the form of Rights
         Certificate as Exhibit B and the Summary of Rights to Purchase
         Preferred Shares as Exhibit C (filed as Exhibit 1 to the Company's Form
         8-A filed with the Securities and Exchange Commission on September 4,
         1998 and incorporated herein by reference).

2* First Amendment to the Rights Agreement dated October 7, 2003, by and between the Company and Mellon Investor Services, L.L.C.